UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2022

Owlet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39516	85-1615012
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Executive Parkway, Ste. 500 Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)

(844) 334-5330

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OWLT	New York Stock Exchange
Warrants to purchase common stock	OWLT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2022, the Board of Directors of Owlet, Inc. (the “Company”) appointed Nathaniel Yoo, the Company’s Chief Accounting Officer, to serve as the Company’s principal accounting officer, effective immediately. Mr. Yoo will retain the title of Chief Accounting Officer.

Prior to joining the Company, from April 2020 to January 2022, Mr. Yoo, age 37, served as the Vice-President and Assistant Controller at Mattel, Inc. (“Mattel”), a global children’s entertainment company that specializes in the design and production of toys and consumer products. During the period from July 2017 to April 2020, Mr. Yoo served as Mattel’s Director of Finance and SEC Reporting and then as its Senior Director of Finance and SEC Reporting. Prior to joining Mattel, from July 2012 to July 2017, Mr. Yoo served at PricewaterhouseCoopers LLP in the Capital Markets and Accounting Advisory Services practice where he advised a variety of private and public companies on capital market transactions and financial reporting and accounting matters. Mr. Yoo holds a B.A. in Economics-Accounting from Claremont McKenna College and an M.B.A. from the Kellogg School of Management at Northwestern University. Mr. Yoo is a Certified Public Accountant in the state of California.

In connection with his service as principal accounting officer, Mr. Yoo is entitled to receive: (i) an initial base salary of $295,000; (ii) a signing bonus of $50,000 payable after completion of 90 days of service; and (iii) an annual performance bonus targeted at 30% of his then-current annual base salary based on achievement of company goals.

Mr. Yoo was granted, effective February 15, 2022 (the “Grant Date”), under the Company’s 2021 Incentive Award Plan an option to purchase 79,909 shares of the Company’s common stock (the “Option”) and 239,726 restricted stock units (“RSUs,” and such award, the “RSU Award”). The Option vests and becomes exercisable as to 25% of the shares subject to the Option, on the first anniversary of January 10, 2022 and, as to 1/36th of the remaining 75% of the shares subject to the Option, in equal monthly installments thereafter (subject to Mr. Yoo’s continued employment through the applicable vesting date). The RSU Award vests as to 25% of the RSUs on the first anniversary of the Grant Date and, as to 1/12th of the remaining 75% of the RSUs, in equal quarterly installments thereafter (subject to Mr. Yoo’s continued employment through the applicable vesting date).

Mr. Yoo has entered into the Company’s standard form indemnification agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owlet, Inc.

Date: February 16, 2022	By:	/s/ Kate Scolnick
	Name:	Kate Scolnick
	Title:	Chief Financial Officer